Exhibit 4(c)

                LOCK-UP AGREEMENT FOR BSI2000, INC. SHAREHOLDERS

This Lock-Up Agreement (the "Agreement") is between BSI2000, Inc. ("BSI") and its Shareholders as listed on Exhibit A to this agreement.

Where As BSI has entered into a Merger Agreement dated April 23, 2002 with Knowledge Foundations, Inc., a Delaware Corporation ("KFI") and

Where As the Merger Agreement requires as a condition of KFI's obligation to close that BSI shareholders execute agreements not to sell the KFI shares they will receive (the "KFI shares") into the public market, therefore

In Consideration of the KFI shares to be received by the Shareholders upon the closing of the merger, BSI and its Shareholders, with respect to the KFI shares to be received in exchange for the BSI shares held by the Shareholders (the number of KFI shares is set forth on Exhibit A),

Agree As Follows:

      1. All Officers, Directors, Affiliates, and Employees agree not to sell their KFI shares in the public market for a period of two years from the effective date of the merger.

      2. All BSI Shareholders not covered by 1 above agree not to sell their KFI shares in the public market for a period of one year from the effective date of the merger. The foregoing notwithstanding, the KFI shares to be received by D. David Breen in exchange for 250,000 BSI shares, the KFI shares to be received by Bernie Ciazza in exchange for 30,000 BSI shares, and the KFI shares to be received by John Sloan in exchange for 30,000 BSI shares shall be exempt from this agreement.

      3. This Agreement does not prohibit the sale of the shares which are the subject of this Agreement from being sold in private transactions pursuant to Section 4(1) of the Securities Act so long as the transferee agrees to abide by the remaining term of this Agreement. In all such transactions compliance with the terms of this Agreement must be established to the satisfaction of the KFI.

      4. Stop transfer instructions will be issued to the stock transfer agent for all shares which are the subject of this Agreement. All certificates representing ownership of shares with are the subject of this Agreement will bear the following legend:

                  "Any sale or transfer of the shares represented by this certificate is subject to a Lock-Up Agreement between the Company and the shareholder. Any sale or transfer of the shares represented by this certificate must be in accordance with the terms of the Agreement and compliance with the terms of the Agreement must be established to the satisfaction of the Company."

      5. This Agreement will terminate with respect to all shares and Shareholders immediately upon KFI generating $10 million in gross revenues on a consolidated basis (including revenues generated by BSI) subsequent to the effective date of the merger.

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      The BSI shareholders agree that the number of KFI shares and certificate numbers thereof will be added to Exhibit A immediately after the closing of the merger.

      This Agreement may be executed in counter parts and faxed signatures shall be accepted as original signatures.

                                   SIGNATURES

      BSI2000, Inc.


      By
        ----------------------------                   -------------------------
      Jack Harper, President                              Date


      SHAREHOLDERS:


      -----------------------------                    -------------------------
      Shareholder                                         Date



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      Shareholder                                         Date



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      Shareholder                                         Date



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      Shareholder                                         Date



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      Shareholder                                         Date


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

                 AGREEMENT TO STAND ASIDE FROM THE PUBLIC MARKET
                                    EXHIBIT A

                                                         BSI Shares Subject              KFI Shares Subject
 Shareholder (*** denotes officer,                        to the Agreement                to the Agreement
                                                          ----------------                ----------------
 director, affiliate or employee of BSI):              Cert. #          Shares         Cert. #          Shares
------------------------------------------            --------          ------        --------          ------






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